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EXHIBIT 10.36

                    REVISED RENT COMMENCEMENT DATE AGREEMENT

      THIS RENT COMMENCEMENT DATE AGREEMENT ("Agreement") dated the 16th day of March, 2005, is between OTR, an Ohio general partnership ("Landlord"), acting as the duly authorized nominee of the BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO") and STEEL CLOUD, INC., A VIRGINIA CORPORATION ("TENANT").

                                   WITNESSETH:

      A Landlord and Tenant executed a certain lease dated November 5, 2004 (the "Lease"), for the Premises known as 13960-13964 Park Center Road, Renaissance Park at Dulles (Building 8, Bays 3-5), Herndon, Virginia 20171.

      B The Lease provides that the Rent will commence on the date that Landlord delivers possession of the Premises (as defined in the Lease) to Tenant.

      C Landlord and Tenant now desire to set forth in writing the actual date of delivery of the Premises and the actual Rent Commencement Dale of the Lease.

      NOW THEREFORE in consideration of the mutual covenants and promises contained herein and other valuable consideration, the parties agree that the Rent shall commence on April 1, 2005 and shall terminate on August 31, 2009.

      This Agreement is executed by certain employees of The State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for the Board of the State Teachers Retirement System of Ohio ("STRBO"). In consideration for entering into this Agreement, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Agreement on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

                               LANDLORD: OTR, AN OHIO GENERAL PARTNERSHIP,
                               ACTING AS THE DULY AUTHORIZED NOMINEE OF THE
                               BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO ("STRBO")

                               By: /s/ Andrew J Paul
                                   ---------------------------------------------
                               Name: ANDREW J PAUL
                               Title: MANAGER

                               TENANT: STEEL CLOUD, INC., A VIRGINIA CORPORATION

                               By: /s/ Kevin Murphy
                                   ---------------------------------------------
                               Name: KEVIN MURPHY
                               Title: CFO